UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2007

International Gold Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50103	20-0873122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7200 S. Alton Way, Suite B-230, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(303) 936-1300

(Company’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, J. Roland Vetter tendered his written resignation as President and Chief Financial Officer of the Company (the "Resignation Date").  The Board of Directors accepted Mr. Vetter’s resignation on October 23, 2007.  On October 24, 2007, Mr. Vetter also communicated to the Board of Directors his resignation from the Board effective immediately.  Mr. Vetter is pursuing other opportunities and had no disagreements with the Company regarding its policies, operations, or practices.

 On October, 23, 2007, Tim B. Acton, Chief Executive Officer of the Company, was appointed by the Board of Directors to the position of President of the Company, effective on the Resignation Date, in order to replace the position of President vacated by Mr. Vetter.  The position of Chief Financial Officer, which also will be vacated by Mr. Vetter on the Resignation Date, shall remain open until a suitable replacement is located.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1

Roland Vetter, Letter of Resignation dated October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Gold Resources, Inc.

/s/ Tim B. Acton
Tim B. Acton
President and Chief Executive Officer

Dated:  October 24, 2007

Exhibit 99.1

J. Roland Vetter

October 24, 2007

The Board of Directors

International Gold Resources, Inc.

7200 B. Alton Way, Suite B-230

Centennial, CO

Gentlemen,

Further to my resignation letter of October 17, 2007 as a Consultant of the Company, I wish to tender my as a Director of the Company, with immediate effect.

Yours Sincerely,

/s/ J. Roland Vetter

J. Roland Vetter

189 Talisman Ave., Vancouver, BC V5y 2L6

Tel 604-871-9031 Fax 604-264-9012 e-mal: jrvetter@shaw.ca